SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                January 3, 1997
                 Date of Report (Date earliest event reported)


                               OMNICOM GROUP INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    NEW YORK
                 (State or Other Jurisdiction of Incorporation)


               1-10551                                  13-1514814
        (Commission File Number)           (I.R.S. Employer Identification No.)


                               437 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                    (Address of Principal Executive Offices)

                                 (212) 415-3600
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
         (Former Name of Former Address, if Changed Since Last Report)

Item 9. Sales of Equity Securities Pursuant to Regulation S.
        ----------------------------------------------------

     One January 3, 1997, Omnicom Group Inc. (the "Company") sold $218,500,000 aggregate principal amount of 4 1/4% Convertible Subordinated Debentures due 2007 (the "Debentures"). Morgan Stanley & Co. Incorporated, a Delaware corporation ("Morgan Stanley"), acted as placement agent and received $4,643,125 in commissions within the United States, (i) $208,920,000 principal amount of Debentures were distributed to "Qualified Institutional Buyers" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in compliance with Rule 144A and (ii) $2,330,000 principal amount of Debentures were distributed to a limited number of other institutional "Accredited Investors" (as defined in Rule 501(A)(1), (2), (3) or (7) under the Securities
Act) that, prior to their purchase of the Debentures, delivered to the Company and Morgan Stanley a letter containing certain representations and agreements. Outside the United States in compliance with Regulation S under the Securities Act, $7,250,000 principal amount of Debentures were distributed to purchasers other than "U.S. Persons" as defined in Regulation S. The Debentures and the shares of the Company's common stock, par value $0.50 per share (the "Common Stock"), into which the Debentures may be converted were not registered under the Securities Act.

     The Debentures are convertible into Common Stock of the Company at any time after 90 days following the latest date of original issuance thereof through maturity, unless previously redeemed or repaid, at a conversion rate of 15.873 shares per bond (initially representing a conversion price of $63), subject to adjustment in certain events.

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

                                   SIGNATURES

     Pursuant to the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          OMNICOM GROUP INC.


                                          By:  /s/ Barry J. Wagner
                                               --------------------------
                                               Barry J. Wagner, Secretary



Dated: January 17, 1997

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